Exhibit 99.4

Execution Version

BARCLAYS BANK PLC

745 Seventh Avenue, 4th Floor

New York, New York 10019

March 11, 2013

Green Tree Servicing LLC

345 St. Peter Street

1100 Landmark Towers

St. Paul, Minnesota 85102

Attention: Cheryl Collins

Re:	Mortgage Loan Participation Purchase and Sale Agreement Pricing Side Letter

Ladies and Gentlemen:

Reference is hereby made to, and this pricing side letter is hereby incorporated by reference into, the Mortgage Loan Participation Purchase and Sale Agreement, dated as of March 11, 2013 (the “Agreement”), between Green Tree Servicing LLC (“Seller”) and Barclays Bank PLC (“Purchaser” and “Agent”). Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

Section 1.	Definitions.

The following terms referenced in Section 1 of the Agreement shall have the meanings set forth below:

“Applicable Margin” means, (i) with respect to a Participation Certificate, [    ]% and (ii) with respect to a related Security, [    ]%.

“Committed Amount” means an amount equal to (i) $250,000,000, minus (ii) the Aggregate MRA Purchase Price for all transactions in respect of the Committed Amount (as defined in the Master Repurchase Agreement) under the Master Repurchase Agreement, on a committed basis.

“Daily Completion Fee Reduction Amount” means, with respect to a Participation Certificate, an amount equal to (i) product of (a) the Initial Purchase Price Installment for such Participation Certificate and (b) the result of (i) the Transaction Rate for the Participation Certificate plus [    ] ([    ]%), divided by (ii) three hundred and sixty (360).

“Discount” means, (i) with respect to a Participation Certificate, [    ]% of Trade Principal, and (ii) with respect to a related Security, [    ]% of Trade Principal.

“Error Rate” means a monthly calculation equal to the result of (i) any Related Mortgage Loan that is ineligible to be delivered to any Agency, or rejected by or otherwise deemed ineligible by such Agency, divided by (ii) Related Mortgage Loans on which Seller performed due diligence in the immediately prior calendar month.

“Initial Completion Fee Installment” means, with respect to any Participation Certificate, an amount equal to [    ]% of the related Trade Principal.

“Maximum Aggregate Purchase Price” means with respect to the Agreement and the Master Repurchase Agreement in the aggregate, an amount equal to the sum of the Committed Amount and the Uncommitted Amount.

“Maximum Error Rate” means [    ]%.

“Security Settlement Fee” means an amount equal to $[    ] in respect of each Security delivered to Purchaser or its designee pursuant to the terms and conditions of the Agreement, which amount shall be payable in accordance with Section 2 of this Pricing Side Letter.

“Transaction Rate” means, with respect to a Participation Certificate or a Related Security, as applicable, a percentage equal to the sum of (i) LIBOR plus (ii) the Applicable Margin.

“Uncommitted Amount” means an amount equal to (i) $250,000,000, minus (ii) the Aggregate MRA Purchase Price for all transactions in respect of the Uncommitted Amount (as defined in the Master Repurchase Agreement) under the Master Repurchase Agreement, on an uncommitted basis.

Section 2.	Facility Fees.

The payment of all fees payable to Purchaser, Agent or their respective agents hereunder or under any Program Document shall be made in dollars, in immediately available funds, without deduction, set-off or counterclaim in accordance with the purchaser’s wire instructions set forth below.

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Section 3.	Error Rate.

Seller shall at all times maintain an Error Rate of less than the Maximum Error Rate. If the Error Rate equals or exceeds the Maximum Error Rate at any time, Purchaser shall have the option, exercisable in its sole discretion, to reduce the Purchase Price for future transactions hereunder

Section 4.	Fees and Expenses.

In accordance with Section 21(a) of the Agreement, Seller shall be responsible for any and all legal fees and expenses, due diligence and other out-of-pocket expenses incurred by Purchaser, Agent or their respective agents in connection with preparation, review, negotiation, setting up, administering or amending of this Pricing Side Letter, the Agreement, the other Program Documents and the transactions contemplated thereby.

Section 5.	GOVERNING LAW.

THIS PRICING SIDE LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 6.	Counterparts.

This pricing side letter may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this pricing side letter and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

[signature page follows]

IN WITNESS WHEREOF, Purchaser, Agent and Seller have duly executed this pricing side letter as of the date and year set forth on the cover page hereof.

BARCLAYS BANK PLC, as Purchaser and Agent

By:
Name:
Title:

GREEN TREE SERVICING LLC, as Seller

By:
Name:	Cheryl A. Collins
Title:	SVP & Treasurer

Purchase Agreement Pricing Side Letter — Barclays/Green Tree Servicing LLC